Exhibit 99.1A

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of March 12, 2012, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.01 per share, of Pinnacle Airlines Corp. a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 12, 2012

WAYNE KING	MESON CAPITAL PARTNERS, LP

By: MESON CAPITAL PARTNERS, LLC,
/s/ Wayne King	its General Partner
Individually

/s/ Ryan J. Morris

RYAN J. MORRIS	Managing Member

/s/ Ryan J. Morris	MESON CAPITAL PARTNERS, LLC
Individually

/s/ Ryan J. Morris

GREGORY J. GERST	Managing Member

/s/ Gregory J. Gerst	GERST CAPITAL PARTNERS, LP
Individually
By: GERST CAPITAL, LLC,
its General Partner

GERST CAPITAL, LLC
/s/ Gregory J. Gerst

/s/ Gregory J. Gerst	Managing Member
Managing Member